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                                                                 Exhibit 16 (ii)
                                                                 ---------------

January 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re: Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 for Ocean West Holding Corporation

Gentlemen:

We consent to the inclusion of the following paragraph in the "Experts" section of Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 for Ocean West Holding Corporation and are in agreement with the statements contained therein:

          Link, Murrel & Company resigned as auditors of Ocean West Holding Corporation on October 22, 2000. Their report on the financial statements as of September 30, 2000 dated October 11, 2000 was unqualified. There were no disagreements with the accountants which were not resolved to the satisfaction of the accountants.

Regards,

LINK, MURREL & COMPANY

/s/ Wm. Gary Crouch

Wm. Gary Crouch

WGC:wh